Media-Information
New York                                        December 19, 2019

DWS Group’s RREEF Property Trust acquires distribution facility near Seattle, Washington
DWS Group announced today that RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX), a publicly registered, daily NAV1 REIT advised by DWS Group, has acquired a 210,321 square foot distribution center located in Redmond, Washington. The property is fully leased to a multinational delivery services company through July 2028 and serves as a last-mile distribution center to the surrounding residential population and local corporations located in Seattle’s Eastside submarket.

The LEED Silver-certified distribution facility houses a custom, built-in-place conveyor system tasked with sorting and organizing packages for shipment in an efficient and cost-effective manner. The property’s close proximity to Seattle’s major population centers, SeaTac Airport and the Port of Seattle makes this location highly desirable among large distribution tenants, while high barriers to entry have limited development in this industrial node. Excess land dedicated to parking and trailer storage further strengthens the center’s market position as a best-in-class, infill distribution building.

The addition of a 100% leased industrial asset with 8.5 years of remaining lease term further strengthens the income profile and core nature of the portfolio.

“Acquiring a well-located distribution facility in one of the busiest shipment corridors along the West Coast is aligned with our portfolio allocation strategy for the fund,” said Todd Henderson, Chairman of the Board of RREEF Property Trust and Head of Real Estate, Americas at DWS. “We continue to remain overweight to the industrial sector as we still believe that strong market fundamentals in the U.S. are expected to remain due to low current vacancy rates, a disciplined construction pipeline and the proliferation of e-commerce.”

For further information please contact:

Adib Sisani
DWS Group Media Relations
Phone: +49(69)910-61960
E-Mail: adib.sisani@dws.com

1 Valuations and appraisals of our properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value, and may not accurately reflect the actual price at which assets could be liquidated on any given day.

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

DWS Group
DWS Group (DWS) is one of the world's leading asset managers with USD 820bn of assets under management (as of 30 September 2019). Building on more than 60 years of experience and a reputation for excellence in Germany and across Europe, DWS aims to be recognized by clients globally as a trusted source for integrated investment solutions, stability and innovation across a full spectrum of investment disciplines.

DWS wants to innovate and shape the future of investing: with approximately 3,600 employees in offices all over the world, we are local while being one global team.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although RREEF Property Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

The brand DWS represents DWS Groups GmbH & Co. KGaA and any of its subsidiaries.

© 2019 DWS Group GmbH & Co. KGaA. All rights reserved. 072445-1

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com